                                                                    EXHIBIT 11.1

                            SCOPUS TECHNOLOGY, INC.

            STATEMENTS OF COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                              (UNAUDITED)         (UNAUDITED)
                                          THREE MONTHS ENDED   NINE MONTHS ENDED
                                             DECEMBER 31,        DECEMBER 31,
                                          -------------------  -----------------
                                            1996      1997       1996     1997
(IN THOUSANDS, EXCEPT PER SHARE DATA)     --------- ---------  -------- --------
BASIC
Weighted average number of common shares
 outstanding............................     18,663    20,521    18,062   20,420
                                          --------- ---------  -------- --------
Number of shares for computation of net
 income (loss) per share................     18,663    20,521    18,062   20,420
                                          ========= =========  ======== ========
Net income (loss).......................  $   2,660 $    (877) $  5,009 $  2,706
                                          ========= =========  ======== ========
Net income (loss) per share.............  $    0.14 $   (0.04) $   0.28 $   0.13
                                          ========= =========  ======== ========
                                              (UNAUDITED)         (UNAUDITED)
                                          THREE MONTHS ENDED   NINE MONTHS ENDED
                                             DECEMBER 31,        DECEMBER 31,
                                          -------------------  -----------------
                                            1996      1997       1996     1997
(IN THOUSANDS, EXCEPT PER SHARE DATA)     --------- ---------  -------- --------
DILUTED
Weighted average number of common shares
 outstanding............................     18,663    20,521    18,062   20,420
Shares issuable pursuant to options
 granted under employee stock option
 plan, less assumed repurchased at the
 ending fair market value for the
 period.................................      1,548       --      1,483    1,284
                                          --------- ---------  -------- --------
Number of shares for computation of net
 income (loss) per share................     20,211    20,521    19,545   21,704
                                          ========= =========  ======== ========
Net income (loss).......................  $   2,660 $    (877) $  5,009 $  2,706
                                          ========= =========  ======== ========
Net income (loss) per share.............  $    0.13 $   (0.04) $   0.26 $   0.12
                                          ========= =========  ======== ========

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